Exhibit 99.1

Contacts:	Michael Mullen (media)	Christopher Jakubik, CFA (investors)
	Michael.Mullen@kraftheinzcompany.com	ir@kraftheinzcompany.com
KRAFT HEINZ REPORTS FIRST QUARTER 2016 RESULTS

•	Q1 GAAP net sales increased 165% due to the merger of Kraft and Heinz; Organic Net Sales(1) increased 1.1%

•	Q1 GAAP operating income increased 197%; Adjusted EBITDA(1) increased 27.3% on a constant currency basis

•	Q1 GAAP diluted EPS increased 204% to $0.73; Adjusted EPS(1) increased 37.7% to $0.73

PITTSBURGH & CHICAGO - May 4, 2016 - The Kraft Heinz Company (NASDAQ: KHC) (“Kraft Heinz” or the “Company”) today reported first quarter 2016 financial results that reflected improved net sales performance and significant cost savings amid the ongoing integration of Kraft and Heinz.
“We've had a solid start to the year. Our savings are coming in faster than anticipated and we're performing better where it matters most, with our customers and consumers in the marketplace,” said Kraft Heinz CEO Bernardo Hees. “But we still have a lot of work ahead. Consumption trends in a number of our core categories remain challenging and we're entering a critical phase in our North American supply chain integration. As we implement our plans, we will keep our focus on profitable growth while continuing to put our consumers first.”

Q1 2016 Financial Summary

	For the Three Months Ended		Year-over-year Change
	April 3, 2016	March 29, 2015	Actual	Currency	Divestitures	Organic
	(in millions, except per share data)
GAAP net sales	$6,570	$2,478	165.1%
GAAP operating income	1,513	509	197.2%
GAAP diluted EPS	$0.73	$0.24	204.2%

Pro forma net sales(2)	$6,570	$6,830	(3.8)%	(4.5) pp	(0.4) pp	1.1%
Adjusted EBITDA(2)	1,951	1,609	21.3%
Adjusted EPS(2)	$0.73	$0.53	37.7%
Net sales were $6.6 billion, down 3.8 percent versus pro forma net sales for the year-ago period, due to a negative 4.5 percentage point impact from currency and a negative 0.4 percentage point impact from divestitures. Organic Net Sales increased 1.1 percent versus the year-ago period. Pricing increased 0.3 percentage points despite deflation in key commodities in the United States and Canada(3), primarily dairy and coffee. Volume/mix increased 0.8 percentage points due to strong growth in condiments and sauces globally, Lunchables and P3, and United States foodservice that was partially offset by lower shipments of ready-to-drink beverages in the United States.
Adjusted EBITDA increased 21.3 percent versus the year-ago period to $2.0 billion, despite a negative 6.0 percentage point impact from currency, primarily due to gains from cost savings initiatives(4) and favorable pricing net of commodity costs. Adjusted EPS increased 37.7 percent versus the year-ago period to $0.73, primarily reflecting the growth in Adjusted EBITDA.

Q1 2016 Business Segment Highlights
United States

	For the Three Months Ended		Year-over-year Change
	April 3, 2016	March 29, 2015	Actual	Currency	Divestitures	Organic
	(in millions)
Pro forma net sales(2,5)	$4,715	$4,707	0.2%	0.0 pp	0.0 pp	0.2%
Segment Adjusted EBITDA(2,5)	1,493	1,123	32.9%
United States net sales were $4.7 billion, up 0.2 percent versus pro forma net sales for the year-ago period. Pricing increased 0.1 percentage points despite deflation in key commodities, primarily dairy and coffee. Volume/mix increased 0.1 percentage points, primarily reflecting gains from innovation in Lunchables and P3, whitespace expansion in foodservice and gains in coffee that were offset by lower shipments of ready-to-drink beverages, bacon and frozen nutritional meals.
United States Segment Adjusted EBITDA increased 32.9 percent versus the year-ago period to $1.5 billion, driven by gains from cost savings initiatives and favorable pricing net of commodity costs that were partially offset by volume declines in ready-to-drink beverages and frozen nutritional meals.

Canada

	For the Three Months Ended		Year-over-year Change
	April 3, 2016	March 29, 2015	Actual	Currency	Divestitures	Organic
	(in millions)
Pro forma net sales(2)	$504	$551	(8.5)%	(10.0) pp	0.0 pp	1.5%
Segment Adjusted EBITDA(2)	151	113	33.6%
Canada net sales were $504 million, down 8.5 percent versus pro forma net sales for the year-ago period, primarily due to a negative 10.0 percentage point impact from currency. Organic Net Sales increased 1.5 percent versus the year-ago period. Pricing increased 3.7 percentage points, despite deflation in key commodities, due to significant pricing to offset higher input costs in local currency. Volume/mix decreased 2.2 percentage points as growth in condiments and sauces was more than offset by a decline in cheese due to reduced promotional activity versus the prior year as well as lower coffee and foodservice shipments.
Canada Segment Adjusted EBITDA increased 33.6 percent versus the year-ago period to $151 million, despite a negative 14.2 percentage point impact from currency. Adjusted EBITDA growth was driven by gains from cost savings initiatives and favorable pricing net of higher local input costs that were partially offset by unfavorable volume/mix.

Europe

	For the Three Months Ended		Year-over-year Change
	April 3, 2016	March 29, 2015	Actual	Currency	Divestitures	Organic
	(in millions)
Pro forma net sales(2,5)	$553	$626	(11.7)%	(3.9) pp	(4.1) pp	(3.7)%
Segment Adjusted EBITDA(2,5)	177	214	(17.3)%
Europe net sales were $553 million, down 11.7 percent versus pro forma net sales for the year-ago period, primarily due to a negative 4.1 percentage point impact from divestitures and a negative 3.9 percentage point impact from currency. Organic Net Sales decreased 3.7 percent versus the year-ago period. Pricing decreased 2.9 percentage points primarily driven by increased promotional activity in soup and beans in the UK versus the prior year. Volume/mix declined 0.8 percentage points primarily due to lower shipments in infant nutrition in the UK and Italy as well as soup in the UK, partially offset by growth in beans in the UK as well as condiments and sauces across Europe.
Europe Segment Adjusted EBITDA decreased 17.3 percent versus the year-ago period to $177 million, reflecting lower pricing, a negative 3.7 percentage point impact from currency and an increase in marketing investments.

Rest of World(6)

	For the Three Months Ended		Year-over-year Change
	April 3, 2016	March 29, 2015	Actual	Currency	Divestitures	Organic
	(in millions)
Pro forma net sales(2,5)	$798	$946	(15.6)%	(26.0) pp	0.0 pp	10.4%
Segment Adjusted EBITDA(2,5)	167	190	(12.1)%
Rest of World net sales were $798 million, down 15.6 percent versus pro forma net sales for the year-ago period, due to a negative 26.0 percentage point impact from currency, including a negative 17.0 percentage point impact from the devaluation of the Venezuelan bolivar in June 2015. Organic Net Sales increased 10.4 percent versus the year-ago period. Pricing increased 2.1 percentage points, primarily driven by pricing to offset higher input costs in local currency in Latin America. Volume/mix increased 8.3 percentage points due to strong growth in condiments and sauces across all regions as well as beverage gains in Indonesia.
Rest of World Segment Adjusted EBITDA decreased 12.1 percent versus the year-ago period to $167 million primarily due to a negative 38.2 percentage point impact from currency, including a negative 29.5 percentage point impact from the devaluation of the Venezuelan bolivar in June 2015. Excluding the impact from currency, Adjusted EBITDA growth was primarily driven by favorable volume/mix.

End Notes

(1)
Organic Net Sales, Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.

(2)
Pro forma net sales, Adjusted EBITDA and Adjusted EPS for the three months ended March 29, 2015 include the operating results of Kraft on a pro forma basis, as if Kraft had been acquired as of December 30, 2013. There are no pro forma adjustments for the three months ended April 3, 2016 as Kraft and Heinz were a combined company for the entire period. Please see discussion of the unaudited pro forma condensed combined financial information at the end of this press release for more information.

(3)	The Company's key commodities in the United States and Canada are dairy, meat, coffee and nuts.

(4)	Cost savings initiatives include the Company's integration, restructuring and ongoing productivity efforts.

(5)
In the first quarter of 2016, the Company moved certain of the historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. This change resulted in the reclassification of $83 million of pro forma net sales and $22 million of Adjusted EBITDA for the three months ended March 29, 2015 from the United States segment to the Rest of World segment.

(6)	Rest of World is comprised of three operating segments: Asia Pacific; Latin America; and, Russia, India, the Middle East and Africa (“RIMEA”).

Webcast and Conference Call Information
A webcast of The Kraft Heinz Company's first quarter 2016 earnings conference call will be available at ir.kraftheinzcompany.com. The call begins today at 5 p.m. Eastern time.

ABOUT THE KRAFT HEINZ COMPANY
The Kraft Heinz Company (NASDAQ: KHC) is the fifth-largest food and beverage company in the world. A globally trusted producer of delicious foods, The Kraft Heinz Company provides high quality, great taste and nutrition for all eating occasions whether at home, in restaurants or on the go. The Company’s iconic brands include Kraft, Heinz, ABC, Capri Sun, Classico, Jell-O, Kool-Aid, Lunchables, Maxwell House, Ore-Ida, Oscar Mayer, Philadelphia, Planters, Plasmon, Quero, Weight Watchers Smart Ones and Velveeta. The Kraft Heinz Company is dedicated to the sustainable health of our people, our planet and our Company. For more information, visit www.kraftheinzcompany.com.
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Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “anticipate,” “remain,” “enter,” “implement,” "position,” “believe,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, investments, execution, growth and integration. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, increased competition; the Company's ability to maintain, extend and expand its reputation and brand image; the Company's ability to differentiate its products from other brands; the consolidation of retail customers; the Company's ability to predict, identify and interpret changes in consumer preferences and demand; the Company's ability to drive revenue growth in its key product categories, increase its market share, or add products; an impairment of the carrying value of goodwill or other indefinite-lived intangible assets; volatility in commodity, energy and other input costs; changes in the Company's management team or other key personnel; the Company's inability to realize the anticipated benefits from the Company's cost savings initiatives; changes in relationships with significant customers and suppliers; execution of the Company's international expansion strategy; changes in laws and regulations; legal claims or other regulatory enforcement actions; product recalls or product liability claims; unanticipated business disruptions; failure to successfully integrate the Company; the Company's ability to complete or realize the benefits from potential and completed acquisitions, alliances, divestitures or joint ventures; economic and political conditions in the nations in which the Company operates; the volatility of capital markets; increased pension, labor and people-related expenses; volatility in the market value of all or a portion of the derivatives that the Company uses; exchange rate fluctuations; disruptions in information technology networks and systems; the Company's inability to protect intellectual property rights; impacts of natural events in the locations in which the Company or its customers, suppliers or regulators operate; the Company's indebtedness and ability to pay such indebtedness; the Company's dividend payments on its Series A Preferred Stock; tax law changes or interpretations; pricing actions; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission (the “SEC”). The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information (the “pro forma financial information”) presented in this release illustrates the estimated effects of the merger (the “2015 Merger”) consummated on July 2, 2015 (the “2015 Merger Date”) of Kraft Foods Group, Inc. (“Kraft”) with and into a wholly-owned subsidiary of H.J. Heinz Holding Corporation (“Heinz”), the related equity investments and common stock conversion, the application of the acquisition method of accounting, and conformance of accounting policies. The pro forma financial information is presented as if the 2015 Merger had been consummated on December 30, 2013, the first business day of the Company’s 2014 fiscal year, and combines the historical results of Kraft and Heinz. For additional information on the 2015 Merger, please refer to the Company’s filings with the SEC.
The pro forma financial information was prepared using the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the completion of the acquisition. The Company utilized estimated fair values at the closing date of the 2015 Merger for the preliminary allocation of consideration to the net tangible and intangible assets acquired and liabilities assumed. The Company's purchase price allocation is substantially complete with the exception of identifiable intangible assets, certain income tax accounts and goodwill. During the measurement period, the Company will continue to obtain information to assist in determining the fair value of net assets acquired, which may differ materially from these preliminary estimates.
The historical consolidated financial statements have been adjusted in the accompanying pro forma financial information to give effect to unaudited pro forma events that are (1) directly attributable to the 2015 Merger, (2) factually supportable and (3) expected to have a continuing impact on the results of operations of the combined company.
The pro forma financial information has been prepared based upon currently available information and assumptions deemed appropriate by management. This pro forma financial information is not necessarily indicative of what the Company’s results of operations actually would have been had the 2015 Merger been completed as of December 30, 2013. In addition, the pro forma financial information is not indicative of future results or current financial conditions and does not reflect any additional anticipated synergies, operating efficiencies, cost savings or any integration costs that may result from the 2015 Merger.
This pro forma financial information should be read in conjunction with historical financial statements and accompanying notes filed with the SEC. Certain reclassifications have been made to the historical Kraft and Heinz results to align accounting policies and eliminate intercompany sales in all periods presented.

Non-GAAP Financial Measures
To supplement the financial information, the Company has presented Organic Net Sales, Adjusted EBITDA, and Adjusted EPS, which are considered non-GAAP financial measures. The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are presented in this press release. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable U.S. GAAP financial measures, such as net sales, operating income, diluted earnings per share, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's core operations. Management believes that presenting the Company's non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.
Organic Net Sales is defined as net sales excluding, when they occur, the impact of acquisitions, currency, divestitures and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela following the Company's June 28, 2015 currency devaluation, for which the Company calculates the previous year's results using the current year's exchange rate. Organic Net Sales for any period prior to the 2015 Merger Date includes the operating results of Kraft on a pro forma basis, as if Kraft had been acquired as of December 30, 2013. Organic Net Sales is a tool intended to assist management in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's core operations.
Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), net, provision for/(benefit from) income taxes, depreciation and amortization (excluding integration and restructuring expenses) (including amortization of postretirement benefit plans prior service credits); excluding, when they occur, the impacts of integration and restructuring expenses, merger costs, unrealized losses/(gains) on commodity hedges, nonmonetary currency devaluation, equity award compensation expense (excluding integration and restructuring expenses), impairment losses, and losses/(gains) on the sale of a business. Adjusted EBITDA for any period prior to the 2015 Merger Date includes the operating results of Kraft on a pro forma basis, as if Kraft had been acquired as of December 30, 2013. Adjusted EBITDA is a tool intended to assist management in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's core operations.

Adjusted EPS is defined as diluted earnings per share excluding, when they occur, the impacts of integration and restructuring expenses, merger costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, nonmonetary currency devaluation and timing impacts of preferred stock dividends. Adjusted EPS for any period prior to the 2015 Merger Date includes the operating results of Kraft on a pro forma basis, as if Kraft had been acquired as of December 30, 2013. Management uses Adjusted EPS to assess operating performance on a consistent basis.
See the attached schedules for supplemental financial data, which includes the financial information, the non-GAAP financial measures and corresponding reconciliations for the relevant periods.

	Schedule 1
The Kraft Heinz Company Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended
	April 3, 2016	March 29, 2015*
Net sales	$6,570	$2,478
Cost of products sold	4,192	1,631
Gross profit	2,378	847
Selling, general and administrative expenses	865	338
Operating income	1,513	509
Interest expense	249	201
Other expense/(income), net	(8)	(39)
Income/(loss) before income taxes	1,272	347
Provision for/(benefit from) income taxes	372	68
Net income/(loss)	900	279
Net income/(loss) attributable to noncontrolling interest	4	3
Net income/(loss) attributable to Kraft Heinz	896	276
Preferred dividends(1)	—	180
Net income/(loss) attributable to common shareholders	$896	$96

Basic shares outstanding	1,215	377
Diluted shares outstanding	1,225	399

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.74	$0.26
Diluted earnings/(loss) per share	0.73	0.24

*The consolidated statements of income for the three months ended March 29, 2015 reflect the results of Heinz only, as the 2015 Merger of Kraft and Heinz occurred on July 2, 2015.

(1) There were no cash distributions for Series A Preferred Stock for the three months ended April 3, 2016, due to the fact that, in connection with the December 8, 2015 Common Stock dividend declaration, the Company was required to accelerate payment of the Series A Preferred Stock dividend from March 7, 2016 to December 8, 2015.

	Schedule 2
The Kraft Heinz Company Pro Forma Condensed Combined Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended
	April 3, 2016*	March 29, 2015
Net sales	$6,570	$6,830
Cost of products sold(1)	4,192	4,556
Gross profit	2,378	2,274
Selling, general and administrative expenses(2)	865	992
Operating income	1,513	1,282
Interest expense	249	305
Other expense/(income), net	(8)	(56)
Income/(loss) before income taxes	1,272	1,033
Provision for/(benefit from) income taxes	372	292
Net income/(loss)	900	741
Net income/(loss) attributable to noncontrolling interest	4	3
Net income/(loss) attributable to Kraft Heinz	896	738
Preferred dividends(3)	—	180
Net income/(loss) attributable to Kraft Heinz	$896	$558

Basic common shares outstanding	1,215	1,187
Diluted common shares outstanding	1,225	1,218

Per share data applicable to common shareholders:
Basic earnings per share	$0.74	$0.47
Diluted earnings per share	0.73	0.46

*There are no pro forma adjustments in the three months ended April 3, 2016 as Kraft and Heinz were a combined company for the entire period. Refer to Schedule 8 for additional information on the pro forma adjustments for the three months ended March 29, 2015.

(1) Integration and restructuring expenses in cost of products sold were as follows: $181 million in the three months ended April 3, 2016 ($122 million after-tax), and $66 million in the three months ended March 29, 2015 ($47 million after-tax).

(2) Integration and restructuring expenses in selling, general and administrative expenses were as follows: $79 million in the three months ended April 3, 2016 ($53 million after-tax), and $15 million in the three months ended March 29, 2015 ($11 million after-tax).

(3) There were no cash distributions for Series A Preferred Stock for the quarter ended April 3, 2016, due to the fact that, in connection with the December 8, 2015 Common Stock dividend declaration, the Company was required to accelerate payment of the Series A Preferred Stock dividend from March 7, 2016 to December 8, 2015.

					Schedule 3
The Kraft Heinz Company Reconciliation of Pro Forma Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Pro Forma Net Sales	Impact of Currency	Impact of Divestitures	Organic Net Sales	Price	Volume/Mix
April 3, 2016*
United States	$4,715	$—	$—	$4,715
Canada	504	(55)	—	559
Europe	553	(24)	—	577
Rest of World	798	(71)	—	869
	$6,570	$(150)	$—	$6,720

March 29, 2015
United States(1)	$4,707	$—	$—	$4,707
Canada	551	—	—	551
Europe(2)	626	—	27	599
Rest of World(1)	946	159	—	787
	$6,830	$159	$27	$6,644

Year-over-year growth rates
United States(1)	0.2%	0.0 pp	0.0 pp	0.2%	0.1 pp	0.1 pp
Canada	(8.5)%	(10.0) pp	0.0 pp	1.5%	3.7 pp	(2.2) pp
Europe(1,2)	(11.7)%	(3.9) pp	(4.1) pp	(3.7)%	(2.9) pp	(0.8) pp
Rest of World(1)	(15.6)%	(26.0) pp	0.0 pp	10.4%	2.1 pp	8.3 pp
	(3.8)%	(4.5) pp	(0.4) pp	1.1%	0.3 pp	0.8 pp

*There are no pro forma adjustments in the three months ended April 3, 2016 as Kraft and Heinz were a combined company for the entire period.

(1) In the first quarter of 2016, the Company moved certain of the historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. This change resulted in the reclassification of $83 million of pro forma net sales for the quarter ended March 29, 2015 from the United States segment to the Rest of World segment.

(2) The Company increased Europe Organic Net Sales by $2 million from the amount previously published for the quarter ended March 29, 2015 to reflect a correction to the Impact of Divestitures.

	Schedule 4
The Kraft Heinz Company Reconciliation of Pro Forma Operating Income to Adjusted EBITDA (in millions) (Unaudited)
	For the Three Months Ended
	April 3, 2016*	March 29, 2015
Pro forma operating income	$1,513	$1,282
Depreciation and amortization (excluding integration and restructuring expenses)	161	216
Integration and restructuring expenses	260	81
Merger costs	15	13
Unrealized losses/(gains) on commodity hedges	(8)	(2)
Nonmonetary currency devaluation	1	—
Equity award compensation expense (excluding integration and restructuring expenses)	9	19
Adjusted EBITDA	$1,951	$1,609

Segment Adjusted EBITDA:
United States(1)	$1,493	$1,123
Canada	151	113
Europe(1)	177	214
Rest of World(1)	167	190
General corporate expenses	(37)	(31)
Adjusted EBITDA	$1,951	$1,609

*There are no pro forma adjustments in the three months ended April 3, 2016 as Kraft and Heinz were a combined company for the entire period.
(1) In the first quarter of 2016, the Company moved certain historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. This change resulted in the reclassification of $22 million of Adjusted EBITDA for the quarter ended March 29, 2015 from the United States segment to the Rest of World segment.

			Schedule 5
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Impact of Currency	Constant Currency Adjusted EBITDA
April 3, 2016*
United States	$1,493	$—	$1,493
Canada	151	(16)	167
Europe	177	(8)	185
Rest of World	167	(12)	179
General corporate expenses	(37)	—	(37)
	$1,951	$(36)	$1,987

March 29, 2015
United States(1)	$1,123	$—	$1,123
Canada	113	—	113
Europe(1)	214	—	214
Rest of World(1)	190	48	142
General corporate expenses	(31)	—	(31)
	$1,609	$48	$1,561

Year-over-year growth rates
United States(1)	32.9%	0.0 pp	32.9%
Canada	33.6%	(14.2) pp	47.8%
Europe(1)	(17.3)%	(3.7) pp	(13.6)%
Rest of World(1)	(12.1)%	(38.2) pp	26.1%
General corporate expenses	19.4%	0.0 pp	19.4%
	21.3%	(6.0) pp	27.3%

*There are no pro forma adjustments in the three months ended April 3, 2016 as Kraft and Heinz were a combined company for the entire period.

(1) In the first quarter of 2016, the Company moved certain historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. This change resulted in the reclassification of $22 million of Adjusted EBITDA for the quarter ended March 29, 2015 from the United States segment to the Rest of World segment.

	Schedule 6
The Kraft Heinz Company Reconciliation of Pro Forma Diluted EPS to Adjusted EPS (Unaudited)
	For the Three Months Ended
	April 3, 2016*	March 29, 2015
Pro forma diluted EPS	$0.73	$0.46
Integration and restructuring expenses	0.14	0.05
Merger costs	0.01	0.02
Additional preferred dividend in 2015(1)	(0.15)	—
Adjusted EPS	$0.73	$0.53

*There are no pro forma adjustments in the three months ended April 3, 2016 as Kraft and Heinz were a combined company for the entire period.
(1) There were no cash distributions for Series A Preferred Stock for the quarter ended April 3, 2016, due to the fact that, in connection with the December 8, 2015 Common Stock dividend declaration, the Company was required to accelerate payment of the Series A Preferred Stock dividend from March 7, 2016 to December 8, 2015. For purposes of calculating Adjusted EPS, the Company excluded this additional preferred dividend payment paid in December 2015 for the quarter ended January 3, 2016 and included it for the quarter ended April 3, 2016.

		Schedule 7
The Kraft Heinz Company Condensed Consolidated Balance Sheets (in millions) (Unaudited)
	April 3, 2016	January 3, 2016
ASSETS
Cash and cash equivalents	$4,199	$4,837
Trade receivables	939	871
Sold receivables	805	583
Inventories	2,892	2,618
Other current assets	977	871
Total current assets	9,812	9,780
Property, plant and equipment, net	6,434	6,524
Goodwill	43,542	43,051
Intangible assets, net	62,049	62,120
Other assets	1,436	1,498
TOTAL ASSETS	$123,273	$122,973

LIABILITIES AND EQUITY
Trade payables	$2,773	$2,844
Accrued marketing	867	856
Accrued postemployment costs	164	328
Income taxes payable	575	417
Interest payable	266	401
Dividends payable	794	762
Other current liabilities	1,291	1,324
Total current liabilities	6,730	6,932
Long-term debt	25,167	25,151
Deferred income taxes	21,659	21,497
Accrued postemployment costs	2,380	2,405
Other liabilities	737	752
TOTAL LIABILITIES	56,673	56,737

Redeemable noncontrolling interest	21	23
9.00% Series A cumulative compounding redeemable preferred stock	8,320	8,320

Equity:
Common stock, $.01 par value	12	12
Additional paid-in capital	58,438	58,375
Retained earnings/(deficit)	193	—
Accumulated other comprehensive income/(losses)	(560)	(671)
Treasury stock, at cost	(40)	(31)
Total shareholders' equity	58,043	57,685
Noncontrolling interest	216	208
TOTAL EQUITY	58,259	57,893
TOTAL LIABILITIES AND EQUITY	$123,273	$122,973

				Schedule 8
The Kraft Heinz Company Pro Forma Condensed Combined Statement of Income For the Three Months Ended March 29, 2015 (in millions, except per share data) (Unaudited)
	Historical Heinz	Historical Kraft	Pro Forma Adjustments		Pro Forma
Net sales	$2,478	$4,352	$—		$6,830
Cost of products sold	1,631	2,989	(64)	(1)	4,556
Gross profit	847	1,363	64		2,274
Selling, general and administrative expenses	338	622	32	(2)	992
Operating income	509	741	32		1,282
Interest expense	201	124	(20)	(3)	305
Other expense/(income), net	(39)	(17)	—		(56)
Income/(loss) before income taxes	347	634	52		1,033
Provision for/(benefit from) income taxes	68	204	20	(4)	292
Net income/(loss)	279	430	32		741
Net income/(loss) attributable to noncontrolling interest	3	—	—		3
Net income/(loss) attributable to Kraft Heinz	276	430	32		738
Preferred dividends	180	—	—		180
Net income/(loss) attributable to common shareholders	$96	$430	$32		$558

Basic common shares outstanding					1,187
Diluted common shares outstanding					1,218

Per share data applicable to common shareholders:
Basic earnings per share					$0.47
Diluted earnings per share					0.46

(1) Represents the change to align Kraft to Kraft Heinz's accounting policy for postemployment benefit plans.

(2) Reflects 2015 Merger-related adjustments including the change to align Kraft to Kraft Heinz's accounting policy for postemployment benefit plans; incremental amortization resulting from the fair value adjustment of Kraft's definite-lived intangible assets; incremental compensation expense due to the fair value remeasurement of certain of Kraft's equity awards; and, certain deal costs related to the 2015 Merger.

(3) Represents the incremental change in interest expense resulting from the fair value adjustment of Kraft's long-term debt in connection with the 2015 Merger, including the elimination of the historical amortization of deferred financing fees and amortization of original issuance discount.

(4) Represents the income tax effect of pro forma adjustments utilizing a 38.5% weighted average statutory tax rate.